                                                                   EXHIBIT 10.22

                  [Streamline Capital Corporation Letterhead]

December 5, 1997


Mr. Jim Rose
President
Cost U Less, Inc.
12410 SE 32nd Street
Bellevue, WA 98005

Dear Jim:

This letter sets forth the understanding and agreement (the Agreement") between Cost U Less, Inc. ("Cost U Less" or the "Company") and Streamline Capital Corporation ("Streamline") regarding the retention of Streamline as the Company's investment banker in connection with the matters set forth below. It is understood that the Company is currently seeking external growth capital and is contemplating an initial public offering ("IPO") as its financing strategy. In this regard, this letter sets forth the services proposed to be rendered by Streamline and the related compensation payable to Streamline.

I.   Corporate Finance Advisory Services
     -----------------------------------

In connection with this Agreement, Streamline will provide the Company, on an exclusive basis, the following investment banking services. A "Transaction" upon which Streamline will be entitled to be compensated in the context of this Agreement is defined below.

(A) Designing and implementing a process to solicit, coordinate and evaluate proposals for any potential or actual IPO or other Transaction (as defined below);

(B) Assisting the Company in connection with the preparation and dissemination, as appropriate, of confidential information materials to be utilized in approaching underwriters for any potential or actual IPO or other Transaction;

(C) Assisting in the negotiation and implementation of, and review of proposals in connection with, an IPO or other Transaction;
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Cost U Less, Inc.
December 5, 1997
Page 2

(D) Assisting the Company in identifying and qualifying potential equity underwriters and acting as the Company's exclusive representative (but without the authority to bind or obligate the Company) in discussions with potential underwriters ("Prospects");

(E) Assisting in all phases of the negotiation process, including establishment of price, terms and structure of a contemplated IPO.

II.  Compensation For Corporate Finance Advisory Services
     ----------------------------------------------------

Streamline's compensation pursuant to this Agreement will be as follows:

(A) Cost U Less shall pay Streamline, in the case of any completed IPO or other Transaction, a transaction fee (the "Transaction Fee") payable in cash immediately upon the closing of any transaction. Such Transaction Fee(s) shall be equal to $75,000 (seventy-five thousand dollars).

(B) For purposes of this Agreement, a "Transaction" shall mean any Transaction whereby external capital is invested into Cost U Less (or any affiliated entities), whether in the form of debt, equity or a hybrid security with characteristics of both debt and equity (i.e. subordinated debt with warrants). A Transaction shall also mean any Transaction or series or combination of Transactions whereby, directly or indirectly, all or part of the business (or respective assets) of Cost U Less, are transferred for consideration, including without limitation, a sale or exchange of capital stock or assets, merger or consolidation, a leveraged buyout or any similar transaction.

(C) In the event that the Company completes a transaction with The Warehouse Group Limited, Streamline will only earn the Transaction Fee if it is actively involved in advising the Company in such a Transaction. A new engagement letter would be executed between Streamline and Cost U Less to cover the scope of an assignment related to a potential Transaction with The Warehouse Group Limited.

(D) If the Company completes a private placement for a minority equity interest during the term of this Agreement with groups unaffiliated with potential equity underwriters, Streamline would not be entitled to a Transaction Fee unless it is directly involved in the equity offering.
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Cost U Less, Inc.
December 5, 1997
Page 3

(E) The Transaction Fee shall be payable with respect to any Transaction completed during (i) the term of this Agreement as defined in clause III or
     (ii) the eighteen month period (the "Tail Period") following the term of this Agreement with a Prospect (or affiliate thereof) (x) with which Streamline has had discussions regarding a possible IPO or other Transaction with Cost U Less or (y) which conducted an initial review or relevant data concerning Cost U Less during the term of this Agreement.

III. Term of Agreement
     -----------------

The Agreement will begin on the execution of this Agreement by both parties and continue until the earlier to occur of (i) the completion of the IPO or other Transaction; or (ii) twelve (12) months from the date of execution of this Agreement. In the event a Transaction has not occurred by the end of the twelve month period referred to above, the term of the Agreement shall continue on a month-to-month basis unless terminated by either party on 30 days written notice.

IV.  Reimbursement For Out-of-Pocket Expenses
     ----------------------------------------

The Company shall reimburse Streamline for all reasonable and itemized out-of-pocket expenses incurred by Streamline in connection with the performance of services hereunder. Out-of-town travel expenses shall not be incurred without the advance approval of Cost U Less.

V.   Information Furnished by the Company
     ------------------------------------

In acting as the Company's exclusive agent, Streamline will assist the Company in preparing confidential offering materials to be used in approaching potential underwriters and capital sources. Streamline will necessarily rely on information provided by the Company in the preparation of such materials, including information regarding historical and projected performance in order to accurately describe the Company to third parties. The Company will warrant the accuracy and completeness of the information furnished to Streamline at the time it is furnished, and will further advise Streamline during the period of the assignment of all developments materially affecting the Company.

Recognizing that Streamline, in providing the services contemplated hereby, will be acting as a representative of and relying on information provided by the Company,
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Cost U Less, Inc.
December 5, 1997
Page 4

Cost U Less agrees to indemnify and hold Streamline harmless against and from any and all losses, claims, damages or liabilities, joint or several, to which Streamline or its officers may become subject to in correction with Streamline's appointment in respect to the Transaction and shall reimburse Streamline and its officers for any legal fees and other expenses arising out of or in connection with any action or claim arising out of this Agreement. The indemnification provision provided for in this paragraph shall not be in force or effect if any loss, claim, damage or liability that would give rise to any indemnification provided for in this Agreement is found in a final judgment by a court to have resulted from Streamline's willful misconduct or gross negligence in performing the services set out in this Agreement.

V.   Confidentiality
     ---------------

Streamline agrees to maintain the confidentiality of all non-public information that it receives concerning the Company and its business, assets, operations or financial condition and to disclose that information only as authorized by the Company, or as required by law or a court of competent jurisdiction, so long as such information remains non-public, and not to use such information for any purpose other than in connection with performing services under this Agreement.

VI.  Arbitration
     -----------

This Agreement is governed and construed under the laws of the State of California. Any controversy or claim arising our of or relating to this Agreement, or the breach hereof, shall be conclusively settled by binding and non-appealable arbitration in Santa Barbara California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered (which shall include an award of interest at 10% per annum and recovery of costs and reasonable attorney's fees by the prevailing party) may be entered in any court having jurisdiction hereof.

VII.  Miscellaneous
      -------------

This Agreement contains all of the understandings between the parties hereto with reference to the subject matter hereof. The Agreement cannot be modified or changed except by a written instrument signed by each party hereto.

Cost U Less, Inc.
December 5, 1997
Page 5

Please confirm that the foregoing is in accordance with your understanding by executing both copies of this letter and returning one copy to me.

Sincerely,

STREAMLINE CAPITAL

/s/ Steven L. Gevirtz
Steven L. Gevirtz
Principal

APPROVED AND AGREED


By:  /s/  Michael J. Rose           Date:  12/5/97
     ---------------------------------------------
     Mr. Jim Rose
     President
     Cost U Less, Inc.

March 12, 1998


Mr. Allan Youngberg
Vice President and Chief Financial Officer
Cost-U-Less, Inc.
12410 SE 32nd Street
Bellevue, WA 98005

Dear Allan:

This letter shall constitute an Addendum to our Investment Banking Agreement dated December 5, 1997 and addresses an expansion of Streamline Capital's ("Streamline") working relationship with Cost-U-Less ("Cost-U-Less" or the "Company"). While Streamline's primary objective would still involve the pursuit of expansion capital through an initial public offering (IPO), Streamline would also explore the viability and structure of other potential financing options which would form the basis of a contingent financing plan for the Company. In the event that market conditions change adversely, the Company would then be in a position to readily pursue other financing approaches, including subordinated / mezzanine debt and private equity.

I.   Corporate Finance Advisory Services
     -----------------------------------

Streamline would propose to provide, on an exclusive basis, the following investment banking services:

(A) Contacting certain mezzanine capital sources to explore the viability of this financing route, including the related structure - pricing (including the cost of capital and the potential equity / warrant component) and terms.

(B) Streamline would assist the Company in devising and implementing the optimal capital structure to facilitate various, respective financing alternatives, including private equity, mezzanine capital and other hybrid alternatives;

(C) Assisting in the negotiations with senior lenders regarding term debt and working capital facilities if necessary, including the site specific financing needs related to certain island store openings;
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Cost U Less, Inc.
March 12, 1998
Page 7

(D) Performing the financial and strategic analysis necessary to facilitate the integration of the financial and tax aspects of any potential or actual Transaction;

(E)  Providing strategic oversight for other corporate finance issues;

(F) Irrespective of the ultimate financing vehicle which the Company utilizes, assisting in all phases of the negotiation process, including establishment of price, terms and structure.

II.  Proposed Compensation For Corporate Finance Advisory Services
     -------------------------------------------------------------

Streamline's compensation for providing the aforementioned services would be as follows:

(A) A monthly retainer fee of $6,000, with the initial payment due upon the execution of this Agreement. The cumulative retainer will be refunded against the Transaction Fee (discussed below) upon the consummation of a Transaction ("Transaction" is defined in the Vestment Banking Agreement between the Parties dated December 5, 1997).

(B)  In addition to the retainer fee to be paid to Streamline pursuant to clause
     (A) above, Cost-U-Less shall pay Streamline, in the case of any completed Transaction(s) a transaction fee (the "Transaction Fee") payable in cash immediately upon the closing of any transaction. The Transaction Fee for the completion of an IPO has already been established as part of the Agreement between the parties dated December 5, 1997, and will amount to a fee of $75,000. Transaction Fee(s) shall be equal to five percent (5%) of any equity capital or subordinated debt raised under the scope of this assignment and two percent (2%) of any senior bank debt raised under the scope of this assignment, including any acquisition or working capital facilities. Senior bank debt transaction fees would not apply to any existing bank debt facilities and only towards those transactions that Streamline was directly responsible for identifying and directly engaged in negotiating and closing.

(C) In the event that Streamline provides advisory services relating to a potential Transaction or joint venture between the Company and The Warehouse Group Limited (New Zealand), Streamline's possible role and related compensation in
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Cost U Less, Inc.
March 12, 1998
Page 8

     such a Transaction or joint venture would be covered in a separate engagement letter between the Parties.

III. Term of Agreement
     -----------------

The term of the Agreement will begin on the execution of this Agreement and continue until the earlier to occur of (i) the completion of the IPO or other Transaction, or (ii) until September 30, 1998. In the event a Transaction has not occurred by September 30, 1998, the term of the Agreement shall continue on a month-to-month basis unless terminated by either party on 30 days written notice. In the event of a completed IPO or other Transaction, the continuation of an advisory relationship between Streamline and the company will be subject to discussion between the Parties.

IV.  Information Furnished by the Company
     ------------------------------------

In acting as the Company's exclusive agent, Streamline will assist the Company in preparing confidential offering materials to be used in approaching potential capital sources. Streamline will necessarily rely on information provided by the Company in the preparation of such materials, including information regarding historical and projected performance in order to accurately describe the Company to third parties. The Company will warrant the accuracy and completeness of the information furnished to Streamline at the time it is furnished, and will further advise Streamline during the period of the assignment of all developments materially affecting the Company.

Recognizing that Streamline, in providing the services contemplated hereby, will be acting as a representative of and relying on information provided by the Company, Cost-U-Less agrees to indemnify and hold Streamline harmless against any from any and all losses, claims, damages or liabilities, joint or several, to which Streamline or its officers may become subject to in connection with Streamline's appointment in respect to the Transaction and shall reimburse Streamline and its officers for any legal fees and other expenses arising out of or in connection with any action or claim arising out of this Agreement. The indemnification provision provided for in this paragraph shall not be in force or effect if any loss, claim, damage or liability that would give rise to any indemnification provided for in this Agreement is found in a final judgment by a court to have resulted from Streamline's willful misconduct or negligence in performing the services set out in this Agreement.

Cost U Less, Inc.
March 12, 1998
Page 9

V.   Miscellaneous
     -------------

This Agreement and the Agreement between the Parties dated December 5, 1997 contain all of the understandings between the parties hereto with reference to the subject matter hereof. The Agreements cannot be modified or changed except by a written instrument signed by each party hereto.

Please confirm that the foregoing is in accordance with your understandings by executing both copies of this letter and returning one copy to me.

Sincerely,

STREAMLINE CAPITAL


Steven L. Gevirtz
Principal

APPROVED AND AGREED


By:  /s/ Allan Youngberg            Date:  3/16/98
     ---------------------------------------------
     Mr. Allan Youngberg
     Vice President and Chief Financial Officer
     Cost U Less, Inc.